                                                                    Exhibit 99.2

                         ROBERTS REALTY INVESTORS, INC.

CONTACT:                                                   FOR IMMEDIATE RELEASE
--------                                                   ---------------------
Stephen M. McAleer                                             November 14, 2002
Chief Financial Officer

                            Telephone: (770) 394-6000
                            Fax:       (770) 396-0706

                         ROBERTS REALTY INVESTORS, INC.
                REPORTS FINANCIAL RESULTS FOR THIRD QUARTER 2002

ATLANTA, GA - Roberts Realty Investors, Inc. (AMEX:RPI) reports that Funds From Operations ("FFO") on a per share basis decreased 75.0% during the third quarter compared to the same period last year. FFO was $279,000 or $0.04 per share for the third quarter ended September 30, 2002 compared to $1,178,000 or $0.16 per share for the quarter ended September 30, 2001. FFO for the nine months ended September 30, 2002 totaled $1,542,000 or $0.21 per share, compared to $4,411,000 or $0.61 per share for the nine months ended September 30, 2001.

The company reports a net loss of $(1,041,000) or $(0.21) per share for the third quarter ended September 30, 2002 compared to net income of $2,624,000 or $0.54 per share for the quarter ended September 30, 2001. The company reports a net loss of $(2,559,000) or $(0.52) per share for the nine months ended September 30, 2002, compared to net income of $7,884,000 or $1.62 per share for the nine months ended September 30, 2001.

The following table compares the company's financial results for the quarter ended September 30, 2002 to the same period a year ago.

                                                  For The Three Months Ended
                                              ----------------------------------
                                             Sep 30, 2002           Sep 30, 2001         % Change
                                             ------------           ------------         --------
Operating Revenues                            $ 4,709,000            $ 4,101,000           14.8%
Operating Expenses                            $ 2,064,000            $ 1,356,000           52.2%
NOI                                           $ 2,645,000            $ 2,745,000           (3.6%)
Net Income (Loss)                             $(1,041,000)           $ 2,624,000         (139.7%)
Funds From Operations                         $   279,000            $ 1,178,000          (76.3%)
FFO Per Share                                 $      0.04            $      0.16          (75.0%)
NOI Margin                                          56.2%                  66.9%          (10.7%)
Average Shares and Units Outstanding            7,220,324              7,213,515            0.1%

Stephen M. McAleer, the Company's Chief Financial Officer, stated "The increase in comparative revenues is from revenues of our St. Andrews at the Polo Club and Veranda Chase apartment communities. However, vacancy losses and rent concessions negatively impacted revenues at all our communities, resulting in a decrease in NOI as a percent of revenue from 67% in the quarter ended September 30, 2001 to 56% in the quarter ended September 30, 2002. Further, our FFO was affected by a higher interest burden in 2002 due to our Veranda Chase community, which was substantially complete in the third quarter 2002 but still in its lease-up phase, and a larger loan on St. Andrews at the Polo Club than we had on our Crestmark community before its sale in July 2001. Net income in the quarter ended September 30, 2001 includes a $2,793,000 gain on the sale of our Crestmark community. Net income for the nine months ended September 30, 2001 also includes a 5,188,000 gain on the sale of our Rosewood Plantation Community in January 2001."

Same-property financial highlights for the quarter ended September 30, 2002 compared to the same period a year ago are as follows:

                              For The Three Months Ended
                            -------------------------------
                           Sep 30, 2002         Sep 30, 2001       % Increase
                           ------------         ------------       ----------
Operating Revenues          $2,927,000           $3,051,000           (4.1%)
Operating Expenses          $1,108,000           $  985,000           12.5%
NOI                         $1,819,000           $2,066,000          (12.0%)
NOI Margin                        62.1%                67.7%          (5.6%)
Physical Occupancy                93.3%                91.9%           1.4%

In commenting on these results, Mr. Charles S. Roberts, Chief Executive Officer, stated, "We continue to suffer from job losses and the lack of counterbalancing growth in our primary market of Atlanta, the economic recession and the widespread continuing effects of the September 11th tragedies. However, we believe these unfavorable conditions are temporary and should begin to improve in 2003. We have increased our physical occupancy rates by offering competitive incentive programs to attract new residents to our communities. Construction of Veranda Chase, our 250-unit community in Atlanta, was substantially complete in the third quarter 2002, and it is already 51% leased. We expect construction of our 319-unit Charlotte community to be substantially complete in the third quarter of 2003 and we anticipate leasing to begin in the first quarter of 2003. We plan to complete construction of our Addison Shoppes retail center in the first quarter of 2003 and our corporate office building in the second quarter 2003, turning them into productive assets."

This press release contains forward-looking statements within the meaning of the securities laws. Although the company believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, the company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include, but are not limited to, the following: occupancy rates and rents have been and are expected to continue to be adversely affected by local economic and market conditions in Atlanta and Charlotte, which may not improve in 2003 as we anticipate; construction of new multifamily communities in the Atlanta and Charlotte markets is continuing despite currently unfavorable conditions; construction costs of a new community may exceed original estimates; and construction and lease-up of new communities and other real estate projects in Atlanta and Charlotte may not be completed on schedule.

CONSOLIDATED BALANCE SHEETS

ROBERTS REALTY INVESTORS, INC.

                                                      (unaudited)
                                                   September 30, 2002       December 31, 2001
                                                   ------------------       -----------------
ASSETS

Operating real estate assets, net                     $ 126,258,000           $ 120,323,000
Land held for future development                          1,950,000               1,741,000
Construction in progress                                 41,818,000              38,809,000
Cash and cash equivalents                                 1,564,000               2,617,000
Restricted cash                                             353,000                 336,000
Other assets, net                                         1,940,000               1,677,000
                                                      -------------           -------------

Total assets                                          $ 173,883,000           $ 165,503,000
                                                      =============           =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities

   Mortgage notes payable                             $ 100,626,000           $  78,877,000
   Construction loan payable                             24,366,000              31,704,000
   Land notes payable                                     6,700,000               8,000,000
   Lines of credit                                          800,000               2,000,000
   Other liabilities                                      9,652,000               7,552,000
                                                      -------------           -------------

     Total liabilities                                  142,144,000             128,133,000

Minority interest of unitholders
   in the operating partnership                           9,998,000              11,996,000
                                                      -------------           -------------

Shareholders' equity

   Common stock                                              53,000                  53,000
   Additional paid-in capital                            24,761,000              24,410,000
   Unamortized restricted stock compensation               (134,000)               (202,000)
   Treasury shares, at cost                              (2,764,000)             (2,764,000)
   Accumulated other comprehensive income                (3,298,000)             (1,956,000)
   Retained earnings                                      3,123,000               5,833,000
                                                      -------------           -------------

     Total shareholders' equity                          21,741,000              25,374,000
                                                      -------------           -------------

Total liabilities and shareholders' equity            $ 173,883,000           $ 165,503,000
                                                      =============           =============

CONSOLIDATED STATEMENTS OF OPERATIONS

ROBERTS REALTY INVESTORS, INC.

                                                           (unaudited)                              (unaudited)
                                                        Three Months Ended                       Nine Months Ended
                                                           September 30,                            September 30,
                                                 ---------------------------------         --------------------------------
                                                     2002                 2001                 2002                2001
                                                 ------------         ------------         ------------         ------------
Operating revenues                               $  4,709,000         $  4,101,000         $ 14,008,000         $ 13,839,000
Less: operating expenses                           (2,064,000)          (1,356,000)          (5,668,000)          (4,584,000)
                                                 ------------         ------------         ------------         ------------

Net operating income                                2,645,000            2,745,000            8,340,000            9,255,000

Other income (expenses)
  Interest income                                       8,000               73,000               30,000              340,000
  Interest expense                                 (1,738,000)          (1,148,000)          (5,002,000)          (3,749,000)
  General and administrative                         (561,000)            (439,000)          (1,575,000)          (1,296,000)
  Loss on disposal of assets                          (12,000)               1,000              (25,000)             (29,000)
  Depreciation and amortization                    (1,866,000)          (1,313,000)          (5,371,000)          (4,064,000)
                                                 ------------         ------------         ------------         ------------

  Total other income (expenses)                    (4,169,000)          (2,826,000)         (11,943,000)          (8,798,000)

Income (loss) before minority interest,
   gain on sale of real estate asset, and
   extraordinary items                             (1,524,000)             (81,000)          (3,603,000)             457,000
Minority interest of unitholders                      483,000               26,000            1,146,000             (149,000)
                                                 ------------         ------------         ------------         ------------

Income before gain on sale of real
   estate asset and extraordinary item             (1,041,000)             (55,000)          (2,457,000)             308,000
Gain (loss) on sale of real estate assets
   (net of minority interest)                               0            2,793,000             (102,000)           7,982,000
                                                 ------------         ------------         ------------         ------------

Income before extraordinary items                  (1,041,000)           2,738,000           (2,559,000)           8,290,000
Loss on early extinguishment of debt
   (net of minority interest)                               0             (114,000)                   0             (406,000)
                                                 ------------         ------------         ------------         ------------

Net income (loss)                                $ (1,041,000)        $  2,624,000         $ (2,559,000)        $  7,884,000
                                                 ============         ============         ============         ============

PER SHARE DATA:

Net income (loss) per common share               $      (0.21)        $       0.54         $      (0.52)        $       1.62

FFO per share                                    $       0.04         $       0.16         $       0.21         $       0.61

Weighted average common shares - basic              4,931,425            4,875,908            4,921,298            4,862,899
Weighted average common shares - diluted            7,220,324            7,213,515            7,220,774            7,229,830

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS

ROBERTS REALTY INVESTORS, INC.

                                                           (unaudited)                            (unaudited)
                                                       Three Months Ended                       Nine Months Ended
                                                          September 30,                           September 30,
                                                 -------------------------------         -------------------------------
                                                    2002                2001                 2002               2001
                                                 -----------         -----------         -----------         -----------
Net Income (Loss)                                $(1,041,000)        $ 2,624,000         $(2,559,000)        $ 7,884,000
Minority interest of unitholders                    (483,000)            (26,000)         (1,146,000)            149,000
Extraordinary items                                        0             114,000                   0             406,000
Loss on disposal of assets                            12,000              (1,000)             25,000              29,000
(Gain) loss on sale of real estate assets                  0          (2,793,000)            102,000          (7,982,000)
Depreciation expense                               1,791,000           1,260,000           5,120,000           3,925,000
                                                 -----------         -----------         -----------         -----------

Funds From Operations                            $   279,000         $ 1,178,000         $ 1,542,000         $ 4,411,000
                                                 ===========         ===========         ===========         ===========


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